                                                         ENVIROSOURCE, INC.
                                                        List of Subsidiaries
                                                        As of January 1, 1994

                                                                     % of voting
                                                    State or other   securities
                                                    jurisdiction     owned by
                                                    in which         immediate
Name of Company                                     organized        parent

EnviroSource, Inc.                                  Delaware
      EnviroSource Corp.                            Wyoming          100
      Imsamet Acquisition Corp.                     Delaware         100
        Imsamet of Utah, Inc.                       Delaware         100
      Imsamet of Idaho, Inc.                        Delaware         100
      IU International Corporation                  Delaware         100
        C. Brewer Terminals, Inc.                   Delaware         100
        Envirosafe Services, Inc.                   Delaware         100
          Envirosafe, Inc.                          Delaware         100
            Envirosafe Services of America, Inc.    Delaware         100
            Envirosafe Services of Idaho, Inc.      Delaware         100
            Envirosafe Services of Ohio, Inc.       Ohio             100
              Envirosafe Management Systems, Inc.   Delaware         100
            Envirosafe Services of Texas, Inc.      Delaware         100
            Fox Hunt Farms, Inc.                    Delaware         100
            Garden Spot Water Company, Inc.         Pennsylvania     100
            Marcus Hook Processing, Inc.            Delaware         100
        IMS Lycrete Egypt, Ltd.                     Delaware          90(1)
        Intermetal Mexicana S.A.                    Mexico            60(2)
        International Mill Service, Inc.            Pennsylvania     100
          Conversion Systems, Inc.                  Delaware         100
          IMS Funding Corporation                   Delaware         100
          International Mill Service Limited        Canada           100
          McGraw Construction Company, Inc.         Ohio             100
          Neoax Investment Corp.                    Delaware          57(3)
          Waylite Corporation                       Pennsylvania     100
        IU North America Finance, Inc.              Delaware         100
        IU North America, Inc.                      Delaware         100
          Nosroc Corp.                              Pennsylvania     100
            Soncor Corp.                            Delaware         100

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(1)   10% owned by an unrelated, third party, citizen of Egypt.

(2)   40% owned by an unrelated, third party, citizen of Mexico.

(3)   43% owned by IU International Corporation.